CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated August 26, 2022, relating to the financial statements and financial highlights, which appears in PIMCO Dynamic Income Opportunities Fund’s Annual Report on Form N-CSR for the year ended June 30, 2022. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
February 8, 2023